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                                                                     EXHIBIT 4.1

                         REGISTRATION RIGHTS AGREEMENT


              REGISTRATION RIGHTS AGREEMENT, dated as of July 24, 2000, among GENERAL MOTORS CORPORATION, a Delaware corporation ("General Motors"), and FIAT AUTO PARTECIPAZIONI S.P.A., a corporation organized under the laws of Italy ("FAP"), and FIAT S.P.A., a corporation organized under the laws of Italy ("Fiat").

                              W I T N E S S E T H:

              WHEREAS, General Motors and Fiat have entered into a Master Agreement dated as of March 13, 2000, as amended on the date hereof (the "Master Agreement"), pursuant to which, among other things, General Motors has agreed to issue and sell, and Fiat has agreed to purchase, on the terms and subject to the conditions set forth therein, 32,053,422 shares (the "Shares") of Common Stock, par value $1-2/3 per share, of General Motors; and

              WHEREAS, FAP is a wholly-owned indirect Subsidiary of Fiat and, as permitted by the Master Agreement, has been designated by Fiat to purchase the Shares; and

              WHEREAS, as contemplated by the Master Agreement and as a condition to Fiat's obligation to consummate the transactions contemplated under the Master Agreement, General Motors has agreed to provide certain registration rights with respect to the Shares;

              NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is hereby agreed as follows:

         1. Definitions. The following terms have for purposes of this agreement the meanings set forth below:

         "Beneficial Ownership" of securities with respect to a Person shall mean beneficial ownership within the meaning of Regulation 13D-G, as amended from time to time, under the Exchange Act and "Beneficially Own" shall have a like meaning.

         "Broker-Dealer" means a broker or dealer registered with the SEC as such under the Exchange Act or a "bank" as defined in the Exchange Act.

         "Common Stock" means the $1-2/3 Par Value Common Stock of General Motors or any shares of common stock of General Motors or any successor thereto issued in exchange for or in replacement of such shares in connection with a recapitalization, merger, consolidation, reorganization or other similar transaction to which General Motors is a party.

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         "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Daily Volume Limitation" shall mean in respect of a sale or other disposition by Fiat or any of its Subsidiaries of securities of the same class as Registrable Securities a number of securities equal as of any particular date to 25% of the average reported daily trading volume in the class of Registrable Securities reported on all exchanges on which such class of securities are traded over the Trading Days during the four calendar weeks ended before such particular date.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor provision of law.

         "Holder" shall mean FAP as the initial holder of the Shares (and subsequently of any other Registrable Securities) and, if Fiat or any Subsidiary of Fiat becomes a holder of Shares or other Registrable Securities as permitted by this Agreement and an assignee of rights hereunder, shall also mean Fiat or such Subsidiary, as the case may be, as such holder. If there shall at any time be more than one Holder, then any reference herein to "the Holder" in connection with any offering or sale or planned offering or sale of Registrable Securities shall refer to such Holder participating in, or to all such Holders as participate in, such offering or sale and otherwise shall refer to all the Holders collectively, for which purpose all liabilities and obligations hereunder of Holders shall be joint and several and all rights hereunder of any Holder and of all Holders may be exercised as and only as provided in Section 7 hereof.

         "Hedging Transactions" in respect of a security (or any security convertible into or exchangeable for or exercisable for such security) shall mean any transaction intended to reduce the economic risk of ownership of such security (including, without limitation, a loan of securities, the sale of any option or contract to purchase or the purchase of any option or contract to sell or the entry into any contract the value of which is derived from the value of such security) and that would directly or indirectly (including as a result of offsetting transactions entered into by any counterparty), have the effect (or substantially the economic equivalent effect) on the public market for such security of selling short such securities.

         "Person" shall mean an individual, corporation, limited liability company, partnership, limited partnership, syndicate, person, trust, association or entity or government, political subdivision, agency or instrumentality of a government.

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         "Registrable Securities" means at any time (a) the Shares and (b) any shares of Common Stock or other securities issued (including, without limitation, by means of a dividend) with respect to, in replacement of or in exchange for any of the Shares or any other Registrable Securities where such issuance to the Holder was not registered under the Securities Act, in each case owned at such time by a Holder. No shares of Common Stock or other securities of the same class as Registrable Securities that shall at any time be acquired by Fiat or any of its Subsidiaries (other than the Shares or any shares of Common Stock issued with respect to, in replacement of or in exchange for any of the Shares or any other Registrable Securities) shall be Registrable Securities. As to any particular Registrable Securities at any time after the date hereof held by the Holder, such securities shall cease to be Registrable Securities when they have been sold or otherwise transferred by the Holder to any Person other than to Fiat or any of its Subsidiaries or when they have otherwise ceased to be outstanding.

         "Registration Expenses" means all expenses incident to registration of the Registrable Securities hereunder, including, without limitation, (a) all SEC and any NASD registration and filing fees and expenses, (b) all fees and expenses in connection with the registration or qualification of the Registrable Securities for offering and sale under the securities or "Blue Sky" laws of any state or other jurisdiction of the United States of America and, in the case of an underwritten offering, determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriter or underwriters may designate, including reasonable fees and disbursements, if any, of counsel for the underwriters in connection with such registrations or qualifications and determination, (c) all expenses relating to the preparation, printing, distribution and reproduction of the registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Registrable Securities in a form for delivery for purchase pursuant to such registration or qualification and the expenses of printing or producing any underwriting agreement(s) and agreement(s) among underwriters and any "Blue Sky" or legal investment memoranda, any selling agreements and all other documents to be used in connection with the offering, sale or delivery of Registrable Securities, (d) messenger, telephone and delivery expenses of General Motors and out-of-pocket travel expenses incurred by or for General Motors' personnel for travel undertaken for any "road show" made in connection with the offering of securities registered thereby, (e) fees and expenses of any transfer agent and registrar with respect to the delivery of any Registrable Securities and any escrow agent or custodian involved in the offering, (f) fees, disbursements and expenses of counsel and independent certified public accountants of General Motors incurred in connection with the registration, qualification and offering of the Registrable Securities (including the expenses of any opinions or "cold comfort" letters required by or incident to such performance and compliance), (g) fees, expenses and disbursements of any other persons retained by General Motors, including special experts retained by General Motors in connection with such registration, (h) Securities Act liability insurance, if General Motors desires such insurance and (i) the fees and expenses incurred in connection with the quotation or listing of shares of Registrable Securities on any securities exchange or automated securities quotation system. Any commissions, fees, discounts or, except as specified in


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the immediately preceding sentence, expenses of any underwriter incurred in connection with an underwritten offering of securities registered in accordance with this Agreement shall not be considered "Registration Expenses."

         "ROFO Expiration Date" shall mean the date of expiration of the Put Period (as such term is defined in the Master Agreement), including any extension thereof.

         "Rule 144" shall mean Rule 144 under the Securities Act as in effect on the date hereof and such rule as from time to time amended and any successor rule or regulation under the Securities Act.

         "Rule 144 Sale" shall mean a sale of Registrable Securities by a Holder made in compliance with Rule 144, provided that the Holder shall confirm to General Motors that such sale has been made pursuant to Rule 144 and not pursuant to the Shelf Registration Statement or any other registration statement filed pursuant to this Agreement by delivering a copy of Form 144 pertaining to such sale.

         "Rule 415" shall mean Rule 415 under the Securities Act as in effect on the date hereof and such rule as from time to time amended and any successor rule or regulation under the Securities Act.

         "SEC" shall mean the U.S. Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor provision of law.

         "Series of Related Sales" shall mean any two or more sales of Registrable Securities that are related to each other as part of a plan or program by a Holder or Holders for the disposition of Registrable Securities. For purposes of determining if two or more sales of Registrable Securities are so related, if any sale of Registrable Securities is consummated within five Trading Days of any other sale of Registrable Securities, both such sales shall be deemed to be part of a Series of Related Sales unless the selling Holder or Holders show that the circumstances giving rise to a subsequent sale were not contemplated by the Holder or Holders to exist at the time it entered into the earlier sale, and in the case of any sale that is consummated more than five Trading Days after any other sale, the later sale shall be deemed not to be part of a Series of Related Sales unless made pursuant to a binding agreement existing at the time of the earlier sale.

         "Subsidiary" of any Person shall mean any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         "Trading Day" shall mean a day on which the New York Stock Exchange is open for trading, except that for purposes of Section 2.1(d) hereof, if trading in shares of


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Common Stock is suspended at the time a Large Sale Notice is given (or within four hours thereafter) such day shall not be considered a Trading Day.

         "5% Holder" shall mean a Person which the Holder (or a Broker-Dealer or underwriter acting on behalf of the Holder), after reasonable inquiry, believes or should believe would, upon consummation of such sale (and without giving effect to any substantially simultaneous or planned sale of shares by such Person to any other Person), be the Beneficial Owner of 5% or more of the outstanding shares of Common Stock.

         Additional terms are defined below and shall have for purposes hereof the meaning ascribed thereto below.

         2. Registration. General Motors shall, on the terms and conditions hereinafter provided, cause the offer and sale by the Holder of Registrable Securities to be registered with the SEC under the Securities Act and qualified under other applicable securities laws.

              2.1 Shelf Registration.

              (a) Shelf Registration Statement. The Holder hereby requests that General Motors, and General Motors shall, subject to Section 2.8 hereof, use commercially reasonable efforts to prepare and file with the SEC and have declared effective as promptly as practicable a registration statement (the "Shelf Registration Statement") on Form S-3 under the Securities Act relating to the offer and sale by the Holder at any time and from time to time on a delayed or continuous basis in accordance with Rule 415, through such method or methods of distribution as the Holder shall select, and in accordance with this Agreement, but only after August 19, 2000, of all of the Registrable Securities, and, subject to Sections 2.8 and 3.2, General Motors shall use commercially reasonable efforts to keep the Shelf Registration Statement effective under the Securities Act for so long as permitted by Rule 415 or, if earlier, until the earlier of the time when no Holder owns any Registrable Securities or the second anniversary of the date hereof. In the event the Shelf Registration Statement cannot be kept effective for such period, General Motors shall, subject to Sections 2.8 and 3.2 hereof, use commercially reasonable efforts to prepare and file with the SEC and have declared effective as promptly as practicable another registration statement on the same terms and conditions as the initial Shelf Registration Statement and such registration statement shall be considered the Shelf Registration Statement for purposes hereof. General Motors shall supplement and amend the Shelf Registration Statement to include therein any securities other than the Shares that become Registrable Securities or to reflect changes in the manner of distribution reasonably requested by the Holder. It is understood and agreed that General Motors may also register for public offering and sale pursuant to the Shelf Registration Statement, initially or by amendment, securities other than Registrable Securities, but in doing so shall not limit or expand any Holder's rights hereunder (including any limitation arising by application of applicable rules under the Securities Act with respect to Registrable Securities sold pursuant to such Shelf Registration Statement by any Person other than a Holder).

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              (b) Notice of Sale. Prior to effecting any sale of Registrable
Securities pursuant to the Shelf Registration Statement, the Holder shall give notice thereof to General Motors as hereinafter provided (a "Sale Notice") in order to permit General Motors to determine if sales of Registrable Securities at such time are permissible in accordance with Sections 2.4(a)(vii), 2.4(b), 2.4(c) and 2.8 hereof. A Sale Notice shall be given in accordance with Section 6 hereof by the Holder not later than 9:30 a.m., New York time, on a Trading Day to the Treasurer of General Motors and any designee thereof (as specified by notice given to the Holder in accordance with Section 6 hereof). If General Motors shall not have advised the Holder by 9:30 a.m. of the Trading Day following the day on which the Sale Notice is given that a sale of Registrable Securities pursuant to the Shelf Registration Statement is not permitted as aforesaid, the Holder shall be free to sell Registrable Securities pursuant to the Registration Statement. If a Sale Notice is delivered to General Motors after 9:30 a.m., New York time, it shall be considered effective as of 9:30 a.m., New York time, on the next Trading Day.

              (c) Right of First Offer. In the event the Holder intends to make a sale of Registrable Securities, or a Series of Related Sales, involving in the aggregate more than 5,000,000 shares of Common Stock, either pursuant to the Shelf Registration Statement or after termination of the Shelf Registration Statement and before the ROFO Expiration Date, the Holder shall give notice thereof to General Motors (in addition to giving a Sale Notice) in the same manner as herein provided for a Sale Notice (a "Large Sale Notice"), which notice shall state the maximum number of shares the Holder intends to sell (assuming terms of sale acceptable to the Holder are available). After delivery of a Large Sale Notice, the Holder shall negotiate in good faith with General Motors to sell such Registrable Securities to General Motors in lieu of otherwise selling them and shall not sell Registrable Securities until expiration of the Negotiation Period (as hereinafter defined). If, by the expiration of the Negotiation Period, General Motors and the Holder have not agreed on the terms and conditions for the purchase by General Motors of such Registrable Securities, the Holder shall have the right, subject to the terms of this Agreement, to sell up to that number of Registrable Securities specified in the Large Sale Notice at any time, and at any price, within the ten Trading Days following the termination of the Negotiation Period (and without regard of the parties' negotiations during the Negotiation Period). Subject to Section 2.2(b) hereof, the Holder and General Motors shall negotiate with respect to General Motors' purchase of all or any part of the Registrable Securities designated by the Holder in a Large Sale Notice for a period (the "Negotiation Period") that shall extend (unless they otherwise mutually agree) until not later than 9:30 a.m. on the Trading Day following the giving of a Large Sale Notice or until such earlier time as General Motors advises in the manner provided below the Holder that it declines to purchase the Registrable Securities identified in the Large Sale Notice; provided, however, that, if (i) the number of shares of Common Stock to be sold as identified in the Large Sale Notice exceed 15 million shares or (ii) the purchaser in such transaction is before, or would be after, the transaction a 5% Holder, then in either case the Negotiation Period shall extend (unless the parties otherwise mutually agree) until not later than 9:30 a.m. on the fourth Trading Day following the day on which the Large Sale Notice was given. General Motors shall advise the Holder of any such determination to not purchase shares as promptly as practicable. A Large Sale Notice may be given orally but if so given shall be confirmed as soon as practicable in a writing


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transmitted by e-mail or telecopy as provided in Section 6 hereof. In addition, in the event any Holder prior to the ROFO Expiration Date intends to sell, in accordance with this Section 2.1, or Section 2.2 or 2.3 hereof or otherwise, any shares of Common Stock to any 5% Holder, then Fiat shall give General Motors notice of the identity of such 5% Holder.

              (d) Adjustment. If at any time the outstanding shares of Registrable Securities as a class shall have been increased, decreased, changed into or exchanged for a different number or class of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination or exchange of shares or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the number of shares of such stock to be registered pursuant to Sections 2.1(a).

              (e) Expenses. General Motors will pay all of the Registration Expenses in connection with any registration pursuant to this Section 2.1; provided, however, that in any underwritten offering or other trade by the Holder effectuated pursuant to this Section 2.1, the Holder shall pay any fees, commissions, discounts and expenses of any underwriter or other Broker-Dealer, including, without limitation, reasonable fees and disbursements of counsel thereto, if any, and the Holder shall pay all other of its own costs incurred in connection with such registration.

              2.2 Certain Underwritten Offerings Pursuant to the Shelf Registration Statement.

              (a) Underwriting Notice. In the event a Holder shall seek to do a widely distributed, underwritten offering of Registrable Securities pursuant to the Shelf Registration Statement, the Holder shall first give notice thereof (the "Underwriting Notice") to General Motors, specifying the number of Registrable Securities sought to be offered (but not less than the minimum amount specified below), in which event General Motors, subject to Section 2.8 hereof, shall cooperate with the Holder in effectuating such distribution and shall facilitate such distribution by participating in customary "road show" presentations to prospective investors and analysts and as otherwise provided below; provided, however, that no such offering shall be made by a Holder:

         (A) subject to the last sentence of Section 2.2(e) hereof, on more than one occasion during any period of 12 consecutive months after any other such offering of Registrable Securities in accordance with this Section 2.2 was consummated;

         (B) during the 30 days prior to the anticipated consummation of an offering of securities of the same class as the Registrable Securities and during the 90 days after the consummation of such an offering, except in the case of an offering registered on Form S-4 or S-8 (or any successor form) for the registration of securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act (or any successor rule) or to be offered to employees of and/or consultants to General Motors or subsidiaries thereof);

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         (C) within 270 days of the consummation of an offering of Registrable
Securities in which the Holder was offered the opportunity to participate pursuant to Section 2.3 hereof, provided that all the Registrable Securities requested by the Holder to be so registered were registered for sale in such offering; and

         (D) unless, pursuant to the Underwriting Notice, the Holder will offer for sale Registrable Securities having a market value (based upon the closing price of such Registrable Securities quoted on the securities exchange on which such Registrable Securities are listed on the Trading Day immediately preceding the Underwriting Notice) of at least $750 million, or, if the market value of all remaining Registrable Securities is less than $750 million but more than $250 million, if the Holder will offer for sale all remaining Registrable Securities.

If General Motors wishes to register for offering and sale as part of such an offering referred to in an Underwriting Notice General Motors securities to be sold for its own account or for the account of any holder of its securities having registration rights, it shall send reasonably prompt notice thereof to the Holder (identifying such other holder and the amount of securities that such other holder intends to sell in connection with such offering of Registrable Securities).

              (b) Right of First Offer. Notwithstanding Section 2.2(a) hereof, before the Holder shall proceed with the preparation of an underwritten offering pursuant to the Shelf Registration Statement, the Holder shall first negotiate with General Motors with respect to the possible repurchase by General Motors of the Registrable Securities identified in its Underwriting Notice in the same manner as provided in Section 2.1(d) hereof as if the Underwriting Notice were a Large Sale Notice referred to therein, except (i) the Negotiation Period referred to therein shall extend from the time the Underwriting Notice is given until the day preceding the commencement of the "road show" or, if there is no "road show," the pricing of the offering (but not less than four Trading Days) and (ii) if agreement is not reached during the Negotiation Period for the purchase by General Motors of such Registrable Securities, the Holder may sell such Registrable Securities as indicated in the Underwriting Notice for the period of 120 days following the giving of the Underwriting Notice. If written agreement is reached during the Negotiation Period for the purchase by General Motors of such Registrable Securities, General Motors need not proceed with the preparation of such offering pending closing of such agreement, provided that each party shall proceed in good faith to close such agreement as soon as practicable.

              (c) Effective Registration Statement. For purposes of determining the Holder's right to sell Registrable Securities pursuant to the Shelf Registration Statement in an offering referred to in Section 2.2(a) hereof, an offering of such nature shall not be deemed to have been effected unless (A) a registration statement with respect thereto has become effective and remained in effect for the period set forth in Section 2.4(a)(ii) hereof (provided, however, that a registration which does not become effective solely by reason of the refusal of the Holder to proceed with the offering or the refusal by General Motors to proceed based upon the written opinion of outside counsel to the lead underwriter delivered to and reasonably acceptable to General Motors that so proceeding


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is inappropriate as a legal matter for a reason relating to circumstances of the
Holder shall be deemed to have been effected) and (B) after it has become effective, such registration has not become subject to any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason, other than solely by reason of some act or omission by the Holder with respect thereto, or such stop order, injunction or other order has been lifted so as to permit such offering and sale of Registrable Securities and (C) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are satisfied or any failure to satisfy such conditions was solely by reason of some act or omission by the Holder.

              (d) Selection of Underwriters. In an offering of Registrable Securities pursuant to this Section 2.2, any managing or lead underwriter shall be selected by the Holder from among not fewer than two candidates for such position selected by General Motors. Such candidates shall be selected from the list of Broker-Dealers identified on Schedule 2.2(d) attached hereto. Notwithstanding such selection of the managing or lead underwriter by the Holder, General Motors may, after conferring with the lead underwriter and the Holder, select any of the Broker-Dealers identified on Schedule 2.2(d) to act as stabilization agent for the underwritten offering. The number of members of any underwriting syndicate shall be selected jointly by the Holder and General Motors and each of the Holder and General Motors shall select one-half of the members.

              (e) Priority in Underwritten Offerings. If the managing underwriter of an offering pursuant to this Section 2.2 shall advise the Holder and General Motors in writing that, in its opinion, the number of securities requested to be included in such offering (including securities to be sold by General Motors or by other Persons not holding Registrable Securities) exceeds the number which can be sold in such offering within an acceptable price range, there shall be included in such offering, to the extent of the number of securities which General Motors is so advised can be sold in such offering, (i) first, securities of General Motors that General Motors proposes to sell (provided that General Motors has notified the Holder that it intends to include its securities in such offering within 30 days after receipt of the Underwriting Notice), (ii) second, Registrable Securities requested to be included in such offering and (iii) third, securities of General Motors held by other Persons having registration rights proposed to be included in such offering by the holders thereof (provided that the inclusion of any such securities held by Persons having registration rights will not cause any delay as a result of any requirement to update, amend or supplement the Shelf Registration Statement or form of prospectus then forming a part thereof). If any such underwritten offering includes securities to be sold by General Motors but does not include all of the Registrable Securities sought to be offered by the Holder pursuant to its Underwriting Notice, such registration shall be ignored for purposes of applying clause (A) of Section 2.2(a) hereto.

              2.3 Piggyback Registrations.

              (a) Notice of Registered Offering. If at any time after August 19, 2000 and while the Holder has the right to have Registrable Securities registered pursuant to Section 2.1 of this Agreement, General Motors proposes to file on its behalf and/or on


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behalf of any other holder of Common Stock a registration statement under the
Securities Act to register (a "Piggyback Registration") an offering of shares of Common Stock on any form under the Securities Act, other than a registration statement on Form S-4 or S-8 (or any successor form) for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or otherwise permitted to be registered on Form S-4 or to be offered to employees of or consultants to General Motors or its subsidiaries, it shall give written notice to the Holder at least 20 days before the initial filing with the SEC of such registration statement (the "Piggyback Registration Statement"), which notice shall set forth the amount of securities General Motors and other parties, if any, then contemplate including in such registration and the intended method of distribution of such securities. The notice shall offer to include in such Piggyback Registration, subject to and on the terms and conditions hereinafter provided, such number of Registrable Securities as the Holder may request.

              (b) Notice of Participation in the Registration. The Holder shall advise General Motors in writing within ten days after the date of receipt of such offer from General Motors, setting forth the amount of Registrable Securities for which registration is requested as part of such Piggyback Registration. General Motors shall thereupon include in such Piggyback Registration the number of Registrable Securities for which registration is so requested by the Holder, subject to Section 2.3(c) below, and shall use commercially reasonable efforts to effect registration of such Registrable Securities under the Securities Act, and in connection therewith shall, as promptly as practicable after receipt of such advice in writing, prepare and file and cause to be declared effective a registration statement with the SEC under the Securities Act with respect thereto.

              (c) Priority in Piggyback Registrations. If the Piggyback Registration involves an underwritten offering and the managing underwriter shall advise the Holder and General Motors in writing that, in its opinion, the number of securities requested to be included in such registration (including securities to be sold by General Motors or by other Persons not holding Registrable Securities) exceeds the number which can be sold in such offering within an acceptable price range, General Motors will include in such registration, to the extent of the number which General Motors is so advised can be sold in such offering, (i) first, securities of General Motors that General Motors proposes to sell, (ii) second, securities of General Motors held by other Persons having registration rights proposed to be included in such registration by the holders thereof, to the extent that it was the exercise of such registration rights that gave rise to the Piggyback Registration, and (iii) third, securities of General Motors (including Registrable Securities) held by all other Persons having registration rights proposed to be included in such registration by the holders thereof, pro rata among such Persons on the basis of the number of securities requested to be included by such Persons.

              (d) Expenses. General Motors shall pay all of the Registration Expenses in connection with any registration in which the Holder has the opportunity to participate pursuant to this Section 2.3; provided, however, that in any underwritten offering pursuant to this Section 2.3 the Holder shall pay its pro rata share in accordance with the number of Registrable Securities sold by it in such offering of any fees, commissions, discounts and expenses of any underwriter, including, without limitation, reasonable fees


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and disbursements of counsel thereto, if any, and the Holder shall pay all of its own other costs incurred in connection with such registration.

              2.4 Registration Procedures.

              (a) Actions To Be Taken By General Motors. If and whenever General Motors is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided herein, General Motors shall, as expeditiously as possible, but subject to the provisions of Section 2.8 hereof:

                   (i) prepare and file with the SEC the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable under the circumstances and to remain effective for the period set forth in subparagraph (ii) below; provided that, before filing such registration statement or any amendments thereto, General Motors will furnish to counsel selected by the Holder copies of all such documents proposed to be filed, which documents will be subject to the review of and reasonably prompt comment by, but not the prior approval, of such counsel;

                   (ii) prepare and file with the SEC such amendments and
              supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of distribution thereof or the expiration of (A) in the case of the Shelf Registration Statement, the period set forth in Section 2.1 and (B) in the case of a registration statement contemplated by Section 2.3 hereof, 90 days after such registration statements become effective;

                   (iii) furnish the Holder and each underwriter, if any, of the securities being sold by the Holder such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act (or any successor rule), in conformity with the requirements of the Securities Act, and such other documents, as the Holder and such underwriter, if any, may reasonably request;

                   (iv) use commercially reasonable efforts to register or
              qualify all Registrable Securities and other securities covered by such registration statement under the securities laws or "Blue Sky" laws of such jurisdictions of the United States of America and its territories and possessions as the Holder and any underwriter of the securities being sold by the Holder shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Holder and such underwriter to consummate the disposition in such jurisdictions of the securities owned by the Holder, except that General Motors shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this agreement be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                   (v) use commercially reasonable efforts to cause all
              Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holder to consummate the disposition of such Registrable Securities;

                   (vi) furnish to the Holder a signed counterpart, addressed to the Holder and the underwriters, if any, of:

                        (1) an opinion of counsel for General Motors, dated the
              effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement) covering such matters as are customary in connection with such a registered offering of securities by General Motors, reasonably satisfactory in form and substance to the Holder, and

                        (2) a "comfort" letter (or, in the case of any such
              Person which does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter), dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter of like kind dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified General Motors' financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities, including, without limitation, that in the opinion of such accountants, the financial statements and other financial data of General Motors included in such registration statement, prospectus or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act (with, in the case of an "agreed upon procedures" letter, such modifications or deletions as may be required under Statement on Auditing Standards No. 35);

                   (vii) notify the Holder and the managing underwriter or
              underwriters, if any, promptly:

                        (1) when the registration statement, the prospectus or
              any supplement or amendment related thereto has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

                        (2) of any request by the SEC for amendments or
              supplements to the registration statement or the prospectus or for additional information;

                        (3) of the issuance by the SEC of any stop order
              suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose (in which case the period mentioned in subparagraph (ii) of this
              Section 2.4 shall be extended by the length of the period during which such stop order is in effect);

                        (4) if at any time the representations and warranties of
              General Motors made as contemplated by Section 2.5 below cease to be true and correct; or

                        (5) of the receipt by General Motors of any notification
              with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or Blue Sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

                   (viii) notify the Holder at any time when a prospectus
              relating to such registration statement is required to be delivered under the Securities Act, upon the discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Holder promptly prepare and furnish to the Holder and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities with such supplement or amendment, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                   (ix) make commercially reasonable efforts to obtain the
              withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

                   (x) use commercially reasonable efforts to list all
              Registrable Securities covered by such registration statement on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed;

                   (xi) use commercially reasonable efforts to provide a CUSIP number for the Registrable Securities, not later than the effective date of the registration statement; and

                   (xii) use commercially reasonable efforts to comply with all applicable rules and regulations promulgated by the SEC.

              (b) Information To Be Provided By the Holder. General Motors may require the Holder to furnish General Motors such information regarding the Holder and the distribution of such securities as General Motors may from time to time reasonably request in writing and as shall be required in connection with General Motors' performance of its obligations hereunder.

              (c) Discontinuance of Sales By the Holder. The Holder agrees that, upon receipt of any notice from General Motors of the occurrence of any event of the kind described in subparagraph (viii) of Section 2.4(a), the Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until the Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subparagraph (viii) of this Section 2.4 and, if so directed by General Motors, will deliver to General Motors (at General Motors' expense) all copies, other than permanent file copies, then in the Holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event General Motors shall give any such notice, the period mentioned in subparagraph (ii) of this Section 2.4 shall be extended by the length of the period from and including the date when the Holder shall have received such notice to the date on which it has received the copies of the supplemented or amended prospectus contemplated by subparagraph (viii) of this
Section 2.4.

              (d) Certain References To the Holder. If any such registration statement refers to the Holder by name or otherwise as the holder of any securities of General Motors, then the Holder shall have the right to require
(A) the insertion therein of language, in form and substance reasonably satisfactory to the Holder, to the effect that the holding by the Holder of such securities is not to be construed as a recommendation by the Holder of the investment quality of General Motors' securities covered thereby and that such holding does not imply that the Holder will assist in meeting any future financial requirements of General Motors, or (B) in the event that such reference to the Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force and a written opinion from counsel to the Holder to such effect is delivered to General Motors, the deletion of the reference to the Holder.

              2.5 Underwritten Offerings.

              (a) Underwriting Agreements. If requested by the underwriters for any underwritten offering by the Holder to be conducted pursuant to Section 2.2 hereof, General Motors will enter into an underwriting agreement with such underwriters for such offering, such agreement to be in customary form for offerings of this type and acceptable to the Holder, whose acceptance shall not be unreasonably withheld, and to contain such representations and warranties by General Motors and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities by General Motors at least as broad as those provided in Section 2.7 hereof (but General Motors shall not be required to indemnify any underwriter in respect of conduct involving its bad faith, negligence or willful misconduct) and other customary indemnifications. The Holder will cooperate with General Motors in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of General Motors regarding the form thereof. The Holder shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, General Motors to and for the benefit of such underwriters shall also be made to and for the benefit of the Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Holder. The Holder shall not be required to make any representations or warranties to or agreements with General Motors or the underwriters other than representations and warranties or agreements regarding the Holder, the Holder's Registrable Securities, the Holder's intended method of distribution and any other representation required by law.

              (b) Holdback Agreements. Each Holder shall, upon a request made in good faith by the managing underwriter of an offering of securities of the same class as any Registrable Securities made at any time during which a Holder has the right to have Registrable Securities registered pursuant to Sections 2.1 hereof or to sell any Registrable Securities pursuant to a registration statement filed in accordance herewith, refrain from selling or otherwise disposing of, or engaging in Hedging Transactions in respect of, any securities of the same class as Registrable Securities (except for a sale to be made in an underwritten offering pursuant to this Agreement):

                   (i) during the period commencing on the day which is 30 days prior to the anticipated pricing of such underwritten offering of which the Holder shall have been advised by the managing underwriter (the "Pricing Date"), if the Holder shall have been so advised at least 30 days in advance, or, if not, such lesser number of days before the Pricing Date after which the Holder has been so advised, and ending on the day which is 30 days after the registration statement for such offering has become effective or, if the offering is pursuant to a registration statement filed and effective under Rule 415, the consummation or abandonment of the offering, and

                   (i) during the period commencing 75 days prior to the Pricing
              Date, if the Holder shall have been advised thereof at least 75 days in advance, or, if not, such lesser number of days after which the Holder has been so advised and ending (and including) 31 days prior to the Pricing Date (assuming the Holder has been advised thereof by such date), if in the case of any such sale of securities of such class on any day during the period referred to in this clause (ii) such sale would exceed the Daily Volume Limitation as of the date the Holder is advised of the Pricing Date.

Fiat shall not and shall not permit any Subsidiary of Fiat to sell or otherwise dispose of any securities of the same class as Registrable Securities or to engage in any Hedging Transaction in respect thereof at a time when a Holder is not permitted to do so in accordance with the immediately preceding sentence. Notwithstanding the foregoing provisions of this Section 2.5(b), but subject to the other provisions of this Agreement, Fiat, the Holder and any Subsidiary of Fiat shall be entitled to sell securities of the same class as the Registrable Securities in a private sale so long as the purchaser of such securities agrees to comply with the restrictions set forth in this Section 2.5(b) to the same extent as the Holder for the remainder of the applicable period.

              (b) Participation in Underwritten Offerings. Neither the Holder nor any other Person (other than General Motors, which will be subject to and governed by the other terms and provisions of this Agreement) may participate in any underwritten offering in which Registrable Securities are to be offered pursuant to Section 2.2 hereof unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the Holder to be included in such underwritten offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) reasonably required under the terms of such underwriting arrangements. Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require the Holder to make any representations or warranties to or agreements with General Motors, the underwriters or such Person other than representations and warranties or agreements regarding the Holder, the Registrable Securities and the Holder's intended method of distribution and any other representation required by law.

              2.6 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement and prospectus, and any supplement or amendment thereto, under the Securities Act pursuant to this Agreement, General Motors will give to the Holder, its underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of each such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to General Motors' books and records (collectively, the "Records") and such opportunities to discuss the business of General Motors with its officers and the independent public accountants who have certified its financial statements, as shall be necessary to conduct a reasonable due diligence investigation for purposes of the Securities Act; provided that the Holder and its counsel and accountants shall hold such Records confidential in accordance with the terms and conditions of the Master Agreement.

              2.7 Indemnification.

              (a) Indemnification by General Motors. In the event of any registration of any securities of General Motors under the Securities Act pursuant to this Agreement, General Motors will, and hereby does agree to, indemnify and hold harmless in the case of any registration statement, prospectus, amendment or supplement thereto filed pursuant to this Agreement, the Holder, its directors, officers, employees and agents, each Person who participates in the offering of such securities and each Person, if any, who controls the Holder or any such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Holder or any such director or officer or controlling Person or participating Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement under which such securities were registered under the Securities Act, any final prospectus or summary prospectus contained therein (in each case as amended or supplemented), or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and General Motors will reimburse the Holder and each such director, officer, controlling Person and participating Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that General Motors shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to General Motors by or on behalf of the Holder or an underwriter specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder or any such director, officer, underwriter, controlling Person or participating Person, and shall survive the transfer of such securities by the Holder.

              (b) Indemnification by the Holder. In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Holder will, and hereby does agree to, indemnify and hold harmless in the case of any registration statement, prospectus, amendment or supplement thereto filed pursuant to this Agreement, General Motors, its directors, officers, employees and agents, each

Person who participates in the offering of such securities and each Person, if any who controls General Motors or any such participating Person within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which General Motors or any such director or officer or controlling Person or participating Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in any such registration statement under which such securities were registered under the Securities Act, any final prospectus or summary prospectus contained therein (in each case as amended or supplemented), or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances they were made, not misleading, if such untrue statement or alleged untrue statement of any material fact contained in or omission or alleged omission was made in reliance upon and in conformity with written information furnished to General Motors by or on behalf of the Holder specifically stating that it is for use in the preparation of such registration statement, final prospectus, summary prospectus, amendment or supplement, and the Holder shall reimburse General Motors and each such director, officer, controlling Person and participating Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Holder shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Holder by or on behalf of General Motors or an underwriter specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of General Motors or any such director, officer, underwriter, controlling Person or participating Person, and shall survive the transfer of such securities by the Holder.

              (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding provisions of this Section 2.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding provisions of this Section 2.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim and representation of both parties is not appropriate, the indemnifying party shall be entitled to participate in and to assume the defense thereof, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. In the event the indemnified party believes such a conflict of interest to exist, the indemnifying party shall indemnify the indemnified party for all costs and expenses of separate counsel for the indemnified party in accordance with Section 2.7(a) or 2.7(b) above, as applicable. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action without the prior consent of the indemnified party. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

              (d) Contribution. If the indemnification provided for in the preceding provisions of this Section 2.7 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability. As between General Motors, on the one hand, and the Holder, on the other, the amount of contribution shall be in such proportions as appropriate to reflect the relative fault of General Motors and the Holder. The relative fault of General Motors, on the one hand, and of the Holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by General Motors or by the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that in no event shall the obligation of any indemnifying party to contribute under this Section 2.7(d) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 2.7(a) or (b) had been available under the circumstances. General Motors and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were determined by pro rata allocation (even if the Holder and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and this Section 2.7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.7(d), the Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds received by the Holder from the sale of Registrable Securities exceeds the amount of any damages that the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

              2.8 Suspension of Registration. Notwithstanding anything to the contrary contained herein, General Motors will not be required to file any registration statement pursuant to this Agreement, file any amendment thereto, furnish any supplement to a prospectus included in a registration statement pursuant to Section 2.4(a)(viii) hereof, make any other filing with the SEC, cause any registration statement or other filing with the SEC to become effective, or take any similar action, and any and all sales of Registrable Securities by a Holder pursuant to an effective registration statement shall be suspended: (i) if such actions are prohibited by applicable law, (ii) if General Motors notifies the Holder that such actions could otherwise materially interfere with business activities or plans of General Motors, or (iii) if General Motors notifies the Holder that such actions would, in the good faith judgment of counsel of General Motors, require the disclosure of material non-public information which General Motors has a bona fide business purpose for preserving as confidential and which General Motors would not otherwise be required to disclose; provided that General Motors may not delay any such actions or suspend any such sales pursuant to clause (ii) or (iii) of the first sentence of this Section 2.8 for more than an aggregate of 120 consecutive days or, except as otherwise provided in the third sentence of this Section 2.8, for an aggregate of 120 days in any period of twelve consecutive months. Upon the termination of the condition described in clauses (i), (ii) or (iii) of the first sentence of this Section 2.8, General Motors shall give prompt notice to the Holder and shall promptly file any registration statement or amendment thereto required to be filed by it pursuant to this Agreement, furnish any prospectus supplement required to be furnished pursuant to Section 2.4(a)(viii) hereof, make any other filing with the SEC required of it or terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated by this Agreement. If any such delay or suspension has gone into effect and then terminated and the Holder has had the opportunity for at least 60 consecutive Business Days to sell Registrable Securities pursuant to the Shelf Registration Statement, then General Motors may again delay or suspend sales as provided above for a period of up to 120 days, even if such additional delay or suspension would result in a delay or suspension pursuant to this Section 2.8 being in effect for more than an aggregate of 120 days in a period of twelve consecutive months (and even if the Holder has not given a Sale Notice within such 60 day period); provided, however, that, if such period of additional delay or suspension extends for 120 days, Holder shall again have the opportunity for at least 60 consecutive Business Days to sell Registrable Securities. It is understood and agreed that the foregoing provisions of this Section 2.8 shall not prevent a Rule 144 Sale by a Holder of Registrable Securities.

         3. Rule 144.

              3.1 Required Reports. General Motors shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144) and will take such further action as the Holder or any broker facilitating such sale may reasonably request, all to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of the Holder,

General Motors will, at its cost, deliver to the Holder any information to be delivered or filed in connection with the requirements of this Section 3.1.

              3.2 Limitations on Registration Rights. Notwithstanding anything in this Agreement to the contrary, without the consent of General Motors, the Holder shall not be entitled to have any Registrable Securities registered under the Securities Act, and General Motors shall not be required to keep a registration statement filed pursuant to Section 2.1 hereof in effect and no Holder shall not have the right to participate in the registration of an offering pursuant to Section 2.3 hereof, if the amount of Registrable Securities which all Holders expect to sell pursuant to such registration can at such time otherwise be disposed of immediately by them as permitted by Rule 144.

         4. Sales of GM Securities Before August 19, 2000. Neither Holder, nor Fiat or any of its Subsidiaries, shall sell or otherwise dispose of or engage in Hedging Transactions in respect of any of the Shares (or any Registrable Securities issued in respect of the Shares) if doing so would result in such Shares (or Registrable Securities) or, in lieu thereof, other shares of Common Stock (or Registrable Securities), directly or indirectly, being publicly traded before August 19, 2000.

         5. Amendments and Waivers. This Agreement may be amended by agreement of the parties and General Motors, Fiat or a Holder, as the case may be, may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if it shall have obtained the written consent of the other parties to such amendment, action or omission to act.

         6. Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt at the designated individual's office) by delivery in person, by messenger or courier service, by mail, by facsimile or by e-mail, to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section
6):

         if to Fiat or to any Holder or all Holders:

                  Fiat S.p.A.
                  Via Nizza n. 250
                  10125 Torino
                  Italy
                  Telecopier No.: (39) 011 686-1341
                  Attention: Damien Clermont
                             Chief Financial Officer
                  e-mail:  damien.clermont@fiatgroup.com

         with a copy to:

                  Shearman & Sterling

                  599 Lexington Avenue
                  New York, New York 10022
                  Telecopier No.: (212) 848-7179
                  Attention: John A. Marzulli, Jr., Esq.
                  e-mail: jmarzulli@shearman.com

if to General Motors:

                  General Motors Corporation
                  767 Fifth Avenue
                  New York, New York  10153
                  Telecopier No.: 212-418-3630
                  Attention: Eric Feldstein
                             Treasurer
                  email: eric.feldstein@gm.com

         and

                  General Motors Corporation
                  100 Renaissance Center
                  Detroit, Michigan 48265-1000
                  Telecopier No.: 313-665-4978
                  Attention: Warren G. Andersen, Esq
                  e-mail: warren.g.andersen@gm.com

         with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York 10153
                  Telecopier No.: 212-310-8007
                  Attention: Robert L. Messineo, Esq.
                  e-mail: Robert Messineo@weil.com.

Any notice given to Fiat as provided above shall be deemed given to all Holders, whether or not any Holder is addressed therein.

         7. Assignment. This Agreement may not be assigned by any party without the prior written consent of all other parties, except as in this Section 7 permitted. The rights and obligations of Fiat hereunder may not be assigned to any other Person (except by operation of law or to a successor in interest in connection with the transfer of all or substantially all of Fiat's business to a Person who assumes all of its obligations hereunder). The rights and obligations of FAP and any other Holder hereunder may not be assigned to any other Person, other than to Fiat or a Subsidiary of Fiat which has become the owner of Registrable Securities and agreed to be bound by this Agreement as a Holder. The rights and obligations of General Motors may not assigned (except by operation of law or to a successor in interest whose securities are issued in exchange for or in replacement of Registrable Securities in connection with the transfer of all or substantially all of General Motors's business to a Person who assumes all of its obligations hereunder). In the event that, as a result of an assignment permitted under this Section 7, two or more Persons hold Registrable Securities, the rights under this Agreement permitted to be exercised by the Holder shall be exercised by such of those Persons as hold a majority of the Registrable Securities. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

         8. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

         9. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PROVISIONS, POLICIES OR PRINCIPLES OF CHOICE OR CONFLICTS OF LAWS.

         10. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, manually or by facsimile, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         11. Entire Agreement. This Agreement and the Master Agreement embody the entire agreement and understanding between General Motors and the Holder relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

         12. Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, GENERAL MOTORS AND THE HOLDER EACH HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. EACH OF GENERAL MOTORS AND THE HOLDER HEREBY IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO GENERAL MOTORS OR THE HOLDER, AS THE CASE MAY BE, BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 6. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO

THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

         13. Injunctive Relief; Severability.

              13.1 The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific intent or were otherwise breached and, accordingly, agree that the party aggrieved thereby shall be entitled to an injunction or injunctions, without bond, to prevent or cure any such breach, including to enforce specifically the provisions hereof, such relief to be in addition to any other remedy to which it may be entitled by law or equity, and the breaching party hereby waives any defense it may have that damages provide an adequate remedy.

              13.2 If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

                         [SIGNATURES BEGIN ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                       GENERAL MOTORS CORPORATION



                                       By: /s/ERIC FELDSTEIN
                                           -------------------------------------
                                       Name:  Eric Feldstein
                                       Title: Vice President and Treasurer


                                       FIAT S.p.A.



                                       By: /s/PAOLO CANTARELLA
                                           -------------------------------------
                                       Name:  Paolo Cantarella
                                       Title: Chief Financial Officer



                                       FIAT AUTO PARTECIPAZIONI S.p.A.



                                       By: /s/PAOLO CANTARELLA
                                           -------------------------------------
                                       Name:  Paolo Cantarella
                                       Title: Chairman

                                                                 SCHEDULE 2.2(d)


            Broker-Dealers Eligible As Managing or Lead Underwriters


                           Credit Suisse First Boston
                                  Goldman Sachs
                                  Merrill Lynch
                           Morgan Stanley Dean Witter
                              Salomon Smith Barney
  (or any Broker-Dealer which is the successor to all or substantially all the brokerage business thereof)
                                       or

   any other Broker-Dealer which is listed among the top five book runners of equity offerings of domestic (U.S.) issuers in the 12 months preceding the based on proceeds raised (as calculated giving proportional credit to each book runner)*



















*  As determined, for example, by Commscan information service